UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 6, 2008

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1344 Crossman Ave.
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 227-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
On November 6, 2008, the Board of Directors (the “Board”) of Aruba Networks, Inc. (the “Company”) appointed Willem Roelandts to the Board. The Board also appointed Mr. Roelandts to the Compensation Committee of the Board, effective as of February 1, 2009.
Mr. Roelandts will participate in the non-employee director compensation arrangements described in the Company’s 2007 annual proxy statement filed with the SEC on November 7, 2007. Under the terms of those arrangements, Mr. Roelandts will receive, among other things, an initial option to purchase 50,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on the date of grant, which vests over a four-year period. On the date of each annual meeting of stockholders, he will receive an option to purchase 5,000 shares for each committee of the Board on which he serves as a non-chairman member. Beginning with the annual meeting of stockholders in 2010, he will also receive an option to purchase 15,000 shares on the date of each annual meeting of stockholders. In addition, it is expected that Mr. Roelandts will execute the Company’s standard form of indemnification agreement.
On November 10, 2008, the Company issued a press release about the appointment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated November 10, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.
Date: November 10, 2008	By:	/s/ Alexa King
Alexa King
General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 10, 2008

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